EXHIBIT (H)(3)

                             ISLAMIA GROUP OF FUNDS

                          ACCOUNTING SERVICES AGREEMENT

     THIS ACCOUNTING SERVICES AGREEMENT (the "Agreement") is made as of the ____________ day of July, 2001, by and among ISLAMIA GROUP OF FUNDS (the "Trust"), INCOME ACHIEVERS, INC., the investment adviser to the Trust ("IAI"), and FUND SERVICES, INC., D/B/A CHAMPION TRUST SERVICES (the "Accounting Services Agent"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the Trust's shares of common stock under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of shares (the "Fund or Funds"); and

     WHEREAS, the Trust, IAI and the Accounting Services Agent desire to enter into this Agreement pursuant to which the Accounting Services Agent will provide portfolio accounting services to the Trust, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust, IAI and the Accounting Services Agent, intending to be legally bound hereby, agree as follows:

1. APPOINTMENT OF ACCOUNTING SERVICES AGENT. The Trust and IAI hereby appoint the Accounting Services Agent to perform the services described in this Agreement for the Trust, and the Accounting Services Agent hereby accepts such appointment. The Accounting Services Agent shall act under such appointment pursuant to the terms and conditions hereinafter set forth.

2. TRUST DOCUMENTS. The Trust has provided to the Accounting Services Agent, properly certified or authenticated copies of the following Trust related documents in effect on the date hereof: the Trust's organizational documents, including Articles of Incorporation and By-Laws; the Trust's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectuses and Statements of Additional Information; all contracts with the Trust's investment adviser, custodian, administrator, transfer agent/shareholder servicing agent, and distributor; if applicable, notice filed with or granted by the Commodity Futures Trading Commission relating to the Trust's status as a commodity pool operator; and resolutions of the Trust's Board of Trustees authorizing the appointment of the Accounting Services Agent and approving this Agreement (members of the Board of Trustees being referred to herein as "Trustees"). The Trust will promptly provide to the Accounting Services Agent copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

3. TRUST ACCOUNTING SERVICES. The Accounting Services Agent shall provide the Fund accounting services set forth on Schedule B hereto, as may be amended from time to time. The Trust and IAI shall provide and cooperate, and shall cause the Trust's administrator, custodian, transfer agent/shareholder servicing agent, distributor, legal counsel and independent public accountants to cooperate with the Accounting Services Agent and to provide it with such information, documents and advice as the Accounting Services Agent may reasonably request in order to enable the Accounting Services Agent to perform its duties hereunder.

4. RECORDKEEPING AND OTHER INFORMATION. The Accounting Services Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by
Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by the Accounting Services Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

5. AUDIT, INSPECTION AND VISITATION. The Accounting Services Agent shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, IAI or any other person retained by either of them. Upon reasonable notice by the Trust and/or IAI, the Accounting Services Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, IAI, or any person retained by either of them.

6. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Trust assumes full responsibility for ensuring that the Trust complies with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act and the rules thereunder, and any other applicable laws, rules and regulations; provided, however, that all services performed by the Accounting Services Agent hereunder, to the extent governed by any such laws, shall be rendered in compliance with the terms thereof.

7. COMPENSATION. The Trust shall pay to the Accounting Services Agent as compensation for services rendered hereunder the annual accounting services fee set forth in Schedule A; provided, however, that IAI (or its designee) shall reimburse the Trust for such payment to the extent of any applicable formal or informal expense limitation agreement. The fee shall be calculated and accrued daily, and paid monthly. The Trust shall also reimburse the Accounting Services Agent for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges, postage and delivery services, record retention costs, reproduction charges and price quotation costs. The Trust shall pay the Accounting Services Agent's monthly invoices for accounting services fees and out-of-pocket expenses on the first business day following the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Trust shall pay the Accounting Services Agent an accounting services fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Accounting Services Agent as of the termination date shall survive the termination of this Agreement.

8. APPOINTMENT OF AGENTS. The Accounting Services Agent may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Accounting
Services Agent may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Accounting Services Agent of any of its responsibilities or liabilities hereunder, and further provided that the Accounting Services Agent shall be liable to the Trust and IAI for any loss to either of them arising out of the actions of such other parties unless such actions are taken in good faith and with due diligence, and do not involve either negligence or willful misconduct by such party.

9. USE OF ACCOUNTING SERVICES AGENT'S NAME. The Trust shall not use the name of the Accounting Services Agent or any of its affiliates in the Prospectuses, Statements of Additional Information, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing by the Accounting Services Agent; provided, however, that during the term hereof the Accounting Services Agent shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the Securities and Exchange Commission (the "SEC") or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

10. USE OF THE TRUST'S NAME OR IAI'S NAME Neither the Accounting Services Agent nor any of its affiliates shall use the name of the Trust, any of the Funds or IAI or material relating to any of them on

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

any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Trust and IAI; provided, however, that during the term hereof the Trust and IAI shall approve all uses of their name or the name of the Fund that merely refer in accurate terms to the appointment of the Accounting Services Agent hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld

11. LIABILITY OF ACCOUNTING SERVICES AGENT. The duties of the Accounting Services Agent shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Accounting Services Agent hereunder. The Accounting Services Agent may, in connection with this Agreement, employ agents or attorneys in fact and shall be liable for their conduct in accordance with the provisions of Section 8 hereof. With respect to its own conduct, the Accounting Services Agent shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct. With the prior approval of IAI or the Trust (except with respect to routine matters when such prior approval shall not be required), the Accounting Services Agent may consult counsel to the Trust or the Trust's independent public accountants or other experts with respect to any matter arising in connection with the Accounting Services Agent's duties, and the Accounting Services Agent shall not be liable for any action taken or omitted by the Accounting Services Agent in good faith in reliance on the oral or written instruction of such counsel, accountants or other experts. The Accounting Services Agent shall not be liable for any action taken or omitted in reliance on the oral or written instruction, authorization, approval or information provided to the Accounting Services Agent by any person reasonably believed by the Accounting Services Agent to be authorized by the Trust or IAI to give such instruction, authorization, approval or information. The Accounting Services Agent shall not be liable for any loss, liability, damage or cost arising out of the inaccuracy of prices quoted or corporate action information supplied by any pricing service or the Trust and used by the Accounting Services Agent in calculating the daily net asset value of the Trust, provided that reliance by the Accounting Services Agent on such pricing service is reasonable. The Accounting Services Agent shall exercise reasonable oversight with respect to the prices provided by independent pricing services. Moreover, the Accounting Services Agent shall have no responsibility or duty to include information or valuations to be provided by the Trust in any computation unless and until it is timely supplied to the Accounting Services Agent in useful form and shall use its best efforts to gather or record corporate action information not otherwise supplied by the Trust, custodian or pricing service.

The Accounting Services Agent shall not be liable or responsible for any acts or omissions of any predecessor accounting services agent or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Accounting Services Agent be responsible for reviewing any such acts or omissions. Any person, even though also an officer, director, employee or agent of the Accounting Services Agent or any of its affiliates, who may be or become an officer or Trustee of the Trust, shall be deemed, when rendering services to the Trust as such officer or Trustee to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of the Accounting Services Agent or any of its affiliates, even though paid by one of those entities. As used in this Section 11(except the preceding sentence) and in Section 12, the term "Accounting Services Agent" shall include directors, officers, employees and other agents of the Accounting Services Agent.

12. INDEMNIFICATION. (a) The Trust hereby agrees to indemnify and hold harmless the Accounting Services Agent from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Accounting Services Agent may sustain or incur or which may be asserted against the Accounting Services Agent by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Accounting Services Agent in good faith in reliance upon any certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its counsel; or (ii) any action taken or

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permitted to be taken by the Accounting  Services  Agent in connection  with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Accounting Services Agent or its directors, officers, employees or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Accounting Services Agent shall agree that any advancement of expenses shall be returned to the Trust if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related liability, if any) resulted from the Accounting Services Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

The Accounting Services Agent shall give prompt written notice to the Trust of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that any inadvertent failure to notify the Trust of such written assertion or claim shall not operate to relieve the Trust of any liability arising hereunder. The Trust shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity, and such defense shall be conducted by counsel chosen by the Trust with notice to the Accounting Services Agent. In the event that the Trust elects to assume the defense of any claim pursuant to the preceding sentence, the Accounting Services Agent shall bear the fees and expenses of additional counsel retained by it. If the Trust does not elect to assume the defense of a claim, the Trust shall advance or reimburse the Accounting Services Agent, at the election of the Accounting Services Agent, reasonable fees and expenses of any counsel retained by the Accounting Services Agent, including reasonable investigation costs.

(b) The Accounting Services Agent hereby agrees to indemnify and hold harmless the Trust and IAI from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Trust or IAI may sustain or incur or which may be asserted against either of them by any person by reason of, or as a result of any action taken or omitted to be taken by the Accounting Services Agent or any of its directors, officers, employees or agents, to the extent that such action was the result of its or their negligence, willful misconduct, bad faith or reckless disregard of duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation.

The Trust or IAI shall give prompt written notice to the Accounting Services Agent of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that any inadvertent failure to notify the Accounting Services Agent of such written assertion or claim shall not operate to relieve the Accounting Services Agent of any liability arising hereunder. The Accounting Services Agent shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Indemnity, and such defense shall be conducted by counsel chosen by the Accounting Services Agent with notice to the Trust or IAI, as applicable. In the event that the Accounting Services Agent elects to assume the defense of any claim pursuant to the preceding sentence and retains counsel satisfactory to the Trust or IAI, as applicable, the Trust or IAI shall bear the fees and expenses of additional counsel retained by it. If the Accounting Services Agent does not elect to assume the defense of a claim, the Accounting Services Agent shall advance or reimburse the Trust or IAI, at the election of the such party, reasonable fees and expenses of any counsel retained by them, including reasonable investigation costs.

13. SCOPE OF DUTIES. The Accounting Services Agent and the Trust shall regularly consult with each other regarding the Accounting Services Agent's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Accounting Services Agent at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933

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Act, and, at a reasonable  time in advance of their proposed use,  copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such materials that would require any change in the Accounting Services Agent's obligations under the foregoing provisions shall be subject to the Accounting Services Agent's approval. The Accounting Services Agent shall have no obligation to perform any additional obligations unless requested to do so by the Trust or IAI. In the event that IAI or the Trust requests that the Accounting Services Agent perform services representing a material increase in the Accounting Services Agent's obligations hereunder, and the Accounting Services Agent agrees to do so, the Accounting Services Agent shall be entitled to receive reasonable compensation therefor.

14. DURATION. This Agreement shall become effective as of the date first written above and shall continue in force for one year from that date, provided, however, that if during such one year period IAI no longer serves as investment adviser to any Fund this Agreement will automatically terminate as to IAI only as of the termination date of such advisory agreement, and may be amended to add any successor investment adviser as a party hereto with the agreement of the remaining parties (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Trust; (ii) the vote of a majority of those Trustees of the Trust who are not "interested persons" of the Trust, and who are not parties to this Agreement or "interested persons" of any such party, cast at a meeting called for the purpose of voting on the approval; and (iii) by an appropriate officer of IAI.

15.  TERMINATION. This Agreement shall terminate as follows:
     a. This Agreement shall terminate automatically in the event of its assignment.
     b. The Trust, IAI or the Accounting Services Agent may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other parties 90 days prior written notice of such termination.
     c. Any party (the "terminating party") may terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by another party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach, and the breaching party has not remedied such breach within 45 days after receipt of such notice.

     Upon the termination of this Agreement, the Trust shall pay to the Accounting Services Agent such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Trust and IAI designate a successor to any of the Accounting Services Agent's obligations hereunder, the Accounting Services Agent shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Accounting Services Agent under the foregoing provisions. Sections 7, 9, 10, 11, 12, 15, 16, 20, 21, 22, 23, 24 and 25 shall indefinitely survive any termination of this Agreement.

16. FORCE MAJEURE. The Accounting Services Agent shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Accounting Services Agent and not primarily attributable to the failure of the Accounting Services Agent to reasonably maintain or provide for the maintenance of such equipment, the Accounting Services Agent shall, at no additional expense to the Trust or IAI, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

17. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Accounting Services Agent, the Trust and IAI.

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18.  NON-EXCLUSIVE  SERVICES.  The types of services  rendered by the Accounting
Services Agent hereunder are not exclusive. The Accounting Services Agent may render such services to any other investment company and have other businesses and interests.

19. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

20. PRIVACY POLICY. It is the policy of the Accounting Services Agent to maintain the security and privacy of all non-public personal information it collects on its clients and/or its clients' shareholders. Personal information that we collect may include: name, address, phone number, social security number/tax identification number, and date of birth, which may be received on or in applications or other forms, correspondence, or conversations. The Accounting Services Agent restricts access to non-public personal information to those persons who require such information to provide service to the Accounting Services Agent's clients and/or client shareholders and does not sell, nor make available, personally identifiable client and/or client shareholder information to non-affiliated parties.

The Accounting Services Agent shall treat confidentially and as proprietary information of the Trust all records and other information relating to the Trust and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Trust.

21. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 21 as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  if to the Trust:

                    Islamia Group of Funds
                    c/o Income Achievers, Inc.
                    2037 Bloomingdale Rd., Suite 211
                    Glendale Heights, IL 60139
                    ATTN: Ali Khan

          (b)  if to the Accounting Services Agent:

                    Fund Services, Inc., d/b/a Champion Fund Services 14340 Torrey Chase Blvd., Ste. 170
                    Houston, TX 77014
                    ATTN:  Patricia S. Dobson

          (c)  if to IAI:

                    Income Achievers, Inc.
                    2037 Bloomingdale Rd., Suite 211
                    Glendale Heights, IL 60139
                    ATTN: Ali Khan

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

or to such other respective addresses as the Trust, IAI or the Accounting Services Agent shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

22. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

23. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the State of Texas to the extent that such law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

24. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire Agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

25. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              ISLAMIA GROUP OF FUNDS


                              By:
                                  ----------------------------------------------
                                  Qamaruddin Ali Yar Khan

                              INCOME ACHIEVERS, INC.


                              By:
                                  ----------------------------------------------
                                  Qamaruddin Ali Yar Khan, President

                              FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


                              By:
                                  ----------------------------------------------
                                  Patricia S. Dobson, President

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

                           CHAMPION FUND SERVICES(TM)
                                   SCHEDULE A
                                   ----------

                             ISLAMIA GROUP OF FUNDS

                            ACCOUNTING SERVICES FEES

ANNUAL BASE FEE (ONE FUND):   $21,000.00

Annual Asset Based Fee:       Based on average net assets of the
                              Islamia Group of Funds

VARIABLE FEES (WAIVED):       One (1) basis point of total assets per month

*ADDITIONAL FUNDS OR SHARE
CLASSES: Two to Five Cusips: $1,000.00 per month per cusip Six or More Cusips: $ 750.00 per month per cusip

Out-of-pocket costs:     Standard out-of-pocket costs including, but not limited
                         to, price and  corporate  actions  quotation  services,
                         bank service charges, wire charges,  postage,  courier,
                         telephone,  travel,  printing,  copying,  filing  fees,
                         Trustee   supplies,    record   retention   and   other
                         miscellaneous items. (Invoiced to Client at cost)

Conversion cost:         To be determined.

*With  respect to the  pending  merger of Islamia  Group of Funds and  Azzad/Dow
Jones Ethical Market Fund, the Accounting Services Agent hereby agrees to provide accounting services as outlined in this Agreement to Islamia Group of Funds, currently a separate and distinct Trust and Series from Azzad/Dow Jones Ethical Market Fund, at the reduced fee schedule outlined as "Additional Funds or Share Classes" (treating the Islamia Group of Funds as additional Funds hereunder) for a period of not more than four (4) months from the execution of the Accounting Services Agreement with Islamia Group of Funds. If the pending merger of Islamia Group of Funds and Azzad/Dow Jones Ethical Market Fund has not taken place at the expiration of the four (4) month period, the Islamia Group of Funds' fee schedule shall be determined without taking the Azzad/Dow Jones Ethical Market Fund into consideration for the remainder of the Agreement term or until the merger has been completed.

ACKNOWLEDGEMENT AND ACCEPTANCE OF FEE SCHEDULE:

ISLAMIA GROUP OF FUNDS


By:                                     Date:
    ------------------------------            --------------------

INCOME ACHIEVERS, INC.


By:                                     Date:
    ------------------------------            --------------------

FUND SERVICES, INC., D/B/A CHAMPION FUND SERVICES


By:                                     Date:
    ------------------------------            --------------------

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                             CHAMPION FUND SERVICES
                                   SCHEDULE B

              ACCOUNTING SERVICES PROVIDED BY FUND SERVICES, INC.,
                         D/B/A CHAMPION FUND SERVICES:

1. Journalize the Funds' investment, capital share and income and expense activities;
2. Verify investment buy/sell trade tickets when received from the adviser and transmit trades to the Funds' custodian for proper settlement;
3.   Maintain individual ledgers for investment securities;
4.   Maintain historical tax lots for each security;
5. Reconcile cash and investment balances of the Funds with the custodian, and provide the adviser with the beginning cash balance available for investment purposes;
6.   Update the cash availability throughout the day as required by the adviser;
7. Post to and prepare the Funds' Statement of Assets and Liabilities and Statement of Operations;
8. Calculate expenses payable pursuant to the Trust's various contractual obligations;
9. Control all disbursements from the Trust and authorize such disbursements upon instructions of the Trust;
10.  Calculate capital gains and losses;
11.  Determine the Funds' net income;
12. At the Funds' expense, obtain security market prices or if such market prices are not readily available, then obtain such prices from services approved by the adviser, and in either case calculate the market or fair value of the Funds' investments;
13.  Where applicable, calculate the amortized cost value of debt instruments;
14.  Transmit or mail a copy of the portfolio valuations to the adviser;
15.  Compute the net asset value of the Funds on a daily basis;
16. Report applicable net asset value and performance data to performance tracking organizations;
17. Compute the Funds' yields, total returns, expense ratios and portfolio turnover rate;
18. Prepare and monitor the expense accruals and notify Trust management of any proposed adjustments;
19.  Prepare  monthly  financial   statements,   which  will  include,   without
     limitation, the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses;
20.  Prepare monthly security transactions listings;
21.  Prepare monthly broker security transactions summaries;
22. Supply various Trust and Fund statistical data as requested on an ongoing basis;
23. Assist in the preparation of support schedules necessary for completion of Federal and state tax returns;
24. Prepare and file the Funds' annual and semiannual reports with the SEC on Form N-SAR;
25. Prepare and file the Funds' annual and semiannual reports to shareholders and assist in the preparation and filing of the Funds' proxy statement, if any;
26. Assist with the preparation of amendments to the Trust's Registration Statements on Form N-1A and other filings relating to the registration of shares;
27. Monitor the Funds' status as a regulated investment Trust under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code");
28. Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of the Trust under the Code;
29. Prepare monthly or quarterly reports of funds disbursed under the Funds' Rule 12b-1 Plan(s), if any; and
30. Provide other accounting services as may be agreed from time to time in writing by the Funds and the Accounting Services Agent.

                                        9
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